Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 24, 2021, in the Registration Statement (Form S-1) and related Prospectus of Cerevel Therapeutics Holdings, Inc. dated June 29, 2021.

/s/ Ernst & Young LLP

Boston, Massachusetts

June 29, 2021